Exhibit 10.2

Warner Chilcott Limited

Management Incentive Plan

1.    Purpose. The purpose of this Management Incentive Plan (the “Plan”) is to aid Warner Chilcott Limited, an exempted Bermuda limited company or any successor or parent thereto (the “Company”), in attracting, retaining, motivating and rewarding key senior employees and executives of the Company and the Group Companies, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals.

2.    Administration. The Committee will have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee will be final, conclusive and binding upon all parties.

3.    Eligibility. Participants in the Plan will be selected by the Committee from among the executive officers and senior managers of the Company and the Group Companies who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee may consider any factors it deems relevant, including, without limitation, the individuals’ functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and growth.

4.    Term, Amendment and Termination.

(a)    Term. The Plan will commence as of the Effective Date and, subject to the terms of the Plan, will continue in full force and effect until terminated by the Board.

(b)    Amendment and Termination. The Board reserves the right at any time to amend, suspend or terminate the Plan in whole or in part and for any reason and without the consent of any Participant or Beneficiary; provided, that no such amendment will adversely affect rights to receive any amount to which Participants or Beneficiaries have become entitled prior to such amendment.

5.    Awards

(a)    Award Denomination and Amount. An Award may be denominated and computed based on a stated dollar amount or a percentage of the annual base salary of the Participant receiving such Award. The maximum aggregate amount that a Participant may earn in respect of an Award or Awards granted in respect of any single fiscal year of the Company is $5,000,000.

(b)    Grant of Awards and Establishment of Performance Goals. Awards will be granted in respect of a designated Performance Period and will be earned based on the achievement of Performance Goals over the term of such Performance Period. The Performance Goals applicable to an Award, which may vary among Participants, shall be based on (i) one or more Business Criteria, (ii) personal performance goals or (iii) a combination of one or more Business Criteria and personal performance goals. With respect to Awards to Named Executives intended to be Section 162(m) Exempt Awards, the Performance Goals applicable to such awards shall be established by the Committee in writing not later than 90 days after the beginning of the Performance Period applicable to such Awards (or in the case of an Award granted with respect to less than a full Performance Period, in accordance with the rules applicable under Code Section 162(m)). With respect to other Awards, the Performance Goals may be established in any manner permitted by the Committee.

(c)    Determination and Payment of Final Award Amounts. With respect to an Award to a Named Executive intended to be a Section 162(m) Exempt Award, the Committee will, promptly after the date on which the necessary financial or other information for the relevant Performance Period becomes available, certify whether the Performance Goals applicable to such Award have been achieved in the manner required by Code Section 162(m). With respect to other Awards, the determination of the achievement of the applicable Performance Goals pertaining to such Awards may be established in any manner permitted by the Committee. If the Performance Goals with respect to an Award have been achieved, the Award will have been earned, except that the Committee may, in its sole discretion, reduce the amount of the Award to reflect the Committee’s assessment of the Participant’s individual performance or for any other reason, unless such reduction is explicitly prohibited under the terms of the Award or the terms of a written agreement between the Company (or a Group Company) and the relevant Participant. Payments, if any, with respect to an Award shall generally be made to the Participant within a reasonable period, not to exceed ninety days, following the date of the final certification or determination above, subject to Section 6.

(d)    Business Criteria. One or more of the following criteria relating to the Company, a Group Company or a designated business segment, business unit, division, business line or other sub-category of the Company, a Group Company or their respective businesses may be used by the Committee in establishing Performance Goals for Awards: (i) revenues, (ii) expenses, (iii) gross profit, (iv) operating income, (v) net income, (vi) earnings per share, (vii) cash flow, (viii) capital expenditures, (ix) working capital, (x) economic value added, (xi) stock price per share, (xii) market value, (xiii) enterprise value, (xiv) book value, (xv) return on equity, (xvi) return on book value, (xvii) return on invested capital, (xviii) return on asset, (xix) capital structure, (xx) return on investment, (xxi) utilization, (xxii) cash net income, (xxiii) adjusted cash net income, (xxiv) EBITDA and (xxv) adjusted EBITDA. The Performance Goals relating to such criteria may be expressed as absolute measures or measures relative to stated references, including, without limitation, the achievements of one or more other businesses or indices.

(e)    Adjustments. The Committee will have the authority to adjust Performance Goals for any Performance Period as equitably necessary, without enlarging or diminishing the Participants’ rights, in recognition of (i) extraordinary or nonrecurring events experienced by the Company during the Performance Period, (ii) changes in applicable accounting rules or principles or changes in the Company’s methods of accounting during the Performance Period or (iii) other corporate transactions or events affecting Awards, including, without limitation, the occurrence of a dividend or other distribution (other than an ordinary dividend), whether in the form of cash, securities or other property, recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company; provided that such adjustment is appropriate to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan.

6.    Termination of Employment.

(a)    Without Cause, For Good Reason, Due to Death or Disability. If, prior to the payment of amounts with respect to an Award granted to a Participant, the Participant’s employment with the Company is terminated by the Company without Cause, by the Participant for Good Reason or due to the Participant’s death or Disability, to the extent that the Performance Goals for the Performance Period during which such termination occurred are achieved and certified, the Participant (or, if applicable, the Participant’s Beneficiary) will be paid a pro rata amount of the Award that would have been earned and payable but for such termination; provided, that, unless such reduction is explicitly prohibited under the terms of the Award or the terms of a written agreement between the Company (or a Group Company) and the Participant, the pro rata amount of the Award shall be reduced in the same proportion as the average discretionary reduction, if any, applied by the Committee to the Awards of all Named Executives and the pro rata amount of the Award may be further reduced by the Committee, in its sole discretion, to reflect the Committee’s assessment of the Participant’s individual performance prior to such termination or for any other reasons. The pro rata amount of the Award will be determined based upon the number of days that the Participant was employed during the Performance Period.

(b)    For Cause, Without Good Reason. If, prior to the payment of amounts with respect to an Award granted to a Participant, the Participant’s employment with the Company is terminated by the Company for Cause or by the Participant without Good Reason, the Participant’s right to the payment of an Award and all other rights under the Plan will be forfeited, and no amount will be paid or payable hereunder to or in respect of such Participant.

7.    General Provisions.

(a)    Restrictions on Transfer. The rights of a Participant with respect to any Award will not be transferable otherwise than by will or the laws of descent and distribution.

(b)    Tax Withholding. Whenever payments under the Plan are to be made to a Participant, the Company may withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

(c)    Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a Participant, nothing contained in the Plan or any Award will give the Participant any rights that are greater than those of a general creditor of the Company.

(d)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards that do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(e)    Compliance with Code Section 162(m). The Company intends that, to the extent consistent with the business goals of the Company, all Awards to Named Executives will constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and the regulations thereunder. Accordingly, in connection with language that is designated as intended to comply with Code Section 162(m), the terms of the Plan will be interpreted in a manner consistent with Code Section 162(m) and the regulations thereunder. If any provision of the Plan that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or the regulations thereunder, such provision will be construed or deemed amended to the extent necessary to conform to such requirements, and no provision will be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any Award upon attainment of the applicable performance objectives.

(f)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(g)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder will be construed as (i) giving any Participant the right to continue in the employ or service of the Company, (ii) interfering in any way with the right of the Company to terminate any Participant’s employment or service at any time (subject to the terms and provisions of any Employment Agreement with the Participant) or (iii) giving any Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees. Except as expressly provided in the Plan, the Plan will not confer on any person other than the Company and the Participant any rights or remedies thereunder.

(h)    Effective Date. The Plan will become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders.

(i)    Amendment. The Board may amend or terminate the Plan at its discretion; provided, however, that no amendment shall cause any outstanding Award to a Named Executive which is intended to be a Section 162(m) Exempt Award to cease to qualify as a Section 162(m) Exempt Award.

8.    Definitions. The following capitalized terms used in the Plan have the respective meanings set forth below:

(a)    “Award” means a conditional right granted to a Participant under the Plan to receive cash.

(b)    “Beneficiary” means the person(s) designated by the Participant, in writing on a form provided by the Committee, to receive payments under the Plan in the event of the Participant’s death or, in the absence of such designation, the Participant’s estate.

(c)    “Board” means the Company’s Board of Directors.

(d)    “Business Criteria” means the criteria designated in Section 5(d).

(e)    “Cause”, with respect to a Participant, has the meaning ascribed to such term in the Participant’s Employment Agreement in effect at as a the date that Cause is to be established, or if the Participant is not a party to such an Employment Agreement or “Cause” is not defined therein, “Cause” means the Participant’s:

(i)    conviction of a felony (other than a violation of a motor vehicle or moving violation law) or a misdemeanor, if such misdemeanor involves moral turpitude,

(ii)    voluntary engagement in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of any funds of the Company or any Group Company in the course of the Participant’s employment,

(iii)    willful refusal (following written notice) to carry out specific directions of the Company or any Group Company with which the Participant is employed or of which the Participant is an officer, which directions are consistent with the Participant’s duties to the Company or Group Company, as the case may be, or

(iv)    commission of any act of gross negligence or intentional misconduct in the performance of the Participant’s duties as an employee of the Company or any Group Company.

For purposes of this definition, no act or failure to act on the Participant’s part will be considered to be Cause if done, or omitted to be done, by the Participant in good faith and with the reasonable belief that the action or omission was in the best interest of the Company or Group Company with which the Participant is employed or of which the Participant is an officer, as the case may be.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Committee” means the Compensation Committee of the Board or such other committee or subcommittee appointed by the Board to administer the Plan that in the case of any actions taken with respect to any Award to any Named Executive is comprised of not fewer than two directors of the Company, each of whom will qualify in all respects as an “outside director” within the meaning of Code Section 162(m).

(h)    “Disability.” With respect to a Participant who is party to an Employment Agreement, “Disability” shall have the meaning ascribed to such term or a derivative term (such as “disabled”) under the

Participant’s Employment Agreement. With respect to a Participant who is not a party to an Employment Agreement, or in whose Employment Agreement “Disability” or a derivative term is not defined, “Disability” (i) shall mean the Participant’s inability, as a result of a medically determinable physical or mental impairment, to perform the duties and services of the Participant’s position, or (ii) shall have the meaning specified in any disability insurance policy maintained by the Company covering the Participant, whichever is more favorable to the Participant.

(i)    “Effective Date” means the effective date specified in Section 7(h).

(j)    “Employment Agreement” means an employment, severance or similar agreement between the Company or any Group Company and a Participant.

(k)    “Good Reason”, with respect to a Participant, has the meaning ascribed to such term in the Participant’s Employment Agreement or, if the Participant is not a party to an Employment Agreement or “Good Reason” is not defined therein, “Good Reason” means:

(i)    the assignment to the Participant of duties materially inconsistent with the Participant’s position (including status, offices, titles and reporting requirements) or any other action by the Company or any Group Company that results in a diminution of the Participant’s position, authority, duties or responsibilities, or

(ii)    the Company or any Group Company requiring the Participant to be based at any office or location other than the office or location at which the Participant was based at the time of such relocation;

provided, that any event described in clauses (i) or (ii) above will constitute Good Reason only if the relevant Company or Group Company fails to cure such event within 30 days after receipt from the Participant of written notice of the event that constitutes Good Reason; provided further, that Good Reason will cease to exist for an event on the 90th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the relevant Company or Group Company written notice thereof prior to such date.

(l)    “Group Company” means the Company and any of its direct or indirect subsidiaries.

(m)    “Named Executive” means a person whose compensation from the Company is, or is deemed materially likely by the Committee to be, subject to the limitation on deductibility set forth in Code Section 162(m).

(n)    “Participant” means a person who has been granted an Award under the Plan.

(o)    “Performance Goals” means the performance objectives of the Company during a Performance Period for the purposes of determining whether, and to what extent, Awards will be earned for the Performance Period.

(p)    “Performance Period” means a period of not longer than one year over and within which performance is measured for the purposes of determining whether an Award has been earned.

(q)    “Section 162(m) Exempt Award” means an Award that qualifies as performance-based compensation within the meaning of Code Section 162(m)(4)(C) (or any successor provision).